Exhibit 99.1

TRONOX INCORPORATED 3301 NW 150TH ST. OKLAHOMA CITY, OK 73134

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time, on [ . ], 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M, on [ . ], 2012. Eastern Time. Have your proxy card in hand when you call and then follow the instructions.

John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL #g
NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.					For	Against	Abstain
1.

The Merger Proposal - To adopt the transaction agreement for the purpose of approving the mergers contemplated thereby, as a result of which each stockholder of Tronox Incorporated (other than stockholders whose shares of Tronox Incorporated common stock are converted into exchangeable shares pursuant to their election and the terms of the transaction agreement) will receive Class A ordinary shares of Tronox Limited, a new Australian holding company, and cash, and therefore become subject to the Constitution of Tronox Limited and applicable provisions of Australian law

					☐	☐	☐
2.

The Adjournment Proposal - to adjourn the special meeting of the stockholders of Tronox Incorporated, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal above.

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NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

0000143748_1    R1.0.0.11699

02    0000000000

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

TRONOX INCORPORATED Special Meeting of Stockholders [ . ], 2012 10:00 AM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Thomas Casey and Michael J. Foster, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TRONOX INCORPORATED that the shareholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM, EST on [ • ], at the [ • ], and any adjournment or postponement thereof. If any other matters are properly brought before the meeting, the person named as proxies will vote the shares in their sole discretion.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

0000143748_2    R1.0.0.11699